UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2024
Federal Home Loan Bank of Topeka
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(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-52004	48-0561319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 SW Wanamaker Road, Topeka, KS		66606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 785.233.0507

Not Applicable
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2024, FHLBank appointed Philip Bacchus as Principal Financial Officer of the Federal Home Loan Bank of Topeka (“FHLBank”), effective December 1, 2024. As of Mr. Bacchus’ appointment, Amy Crouch, FHLBank’s Chief Accounting Officer, will no longer serve as FHLBank’s Interim Principal Financial Officer.

Mr. Bacchus, age 44, currently serves as FHLBank’s Senior Vice President and Chief Financial Officer. Mr. Bacchus is responsible for overseeing FHLBank’s Finance Division, which includes accounting and capital markets. Prior to joining FHLBank in August 2024, Mr. Bacchus served as Senior Vice President and Treasurer at American Savings Bank, Honolulu, Hawaii, a position he held since 2019.

There were no changes to Mr. Bacchus’ compensation arrangements associated with his appointment as Principal Financial Officer.

Since January 1, 2023, except for compensation payable to Mr. Bacchus in his capacity as an officer and employee of FHLBank, FHLBank has not engaged in any transactions with Mr. Bacchus or any members of his immediate family that require disclosure under applicable rules and regulations. There are no family relationships between Mr. Bacchus and any of FHLBank’s directors or executive officers, and there are no arrangements or understandings between Mr. Bacchus and any other person pursuant to which he was selected as Principal Financial Officer of FHLBank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

November 25, 2024	By: /s/ Carl M. Koupal, III
Date	Name: Carl M. Koupal, III
Title: Executive Vice President,Chief Mission Officer/ Chief Legal Officer